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                                                                    Exhibit n(i)

                           [SHIN & KIM LETTERHEAD]




                                                                  March 25, 1997



The Korea Fund, Inc.
345 Park Avenue
New York, NY 10154
U.S.A.

                          Korean Taxes Applicable to
            The Korea Fund, Inc. and the Operation of its Business
            ------------------------------------------------------

Dear Sirs:

        We have acted as legal advisers in the Republic of Korea ("Korea") to The Korea Fund, Inc. (the "Company") and to Daewoo Capital Management Co.,
Ltd. (the "Korean Adviser") in connection with the offering of shares of common stock of the Company. We hereby consent to the reference to our firm under the headings, "Taxation - Korean Taxes" and "Validity of the Shares", in the Prospectus constituting a part of the Company's Registration Statement on Form N-2 and to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form N-2.

        This opinion is confined to, and given on the basis of, Korean law as currently enforced by the relevant authorities and applied by the courts in Korea. We have made no independent investigation of the laws of the United States that govern the taxation of the Company, and we do not express or imply any opinion on the laws of any other jurisdiction. We have assumed that there is nothing in the law of any other place which will affect this opinion. All terms used herein have the meanings set forth in the Prospectus or the Dealer Manager Agreement between the Company and the Dealer Manager.

        For the purposes of this opinion, we have examined the following documents:

        1. The Company's Registration Statement on Form N-2 (Registration No. 333-22595) under the Securities Act of 1933, as amended, and Amendment No. 18 to the Company's Registration Statement under the Investment Company Act of 1940, as amended, including the Prospectus for the offering of shares of common stock of the Company and the Exhibits attached thereto;

        2. The License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea to the Company, Scudder, Stevens & Clark, Inc. (the "Manager"), and the Korean Adviser;

        3. The Amendment, dated April 11, 1986, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;

        4. The Amendment, dated August 3, 1989, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;

        5. The Amendment, dated October 7, 1992, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;

        6. The Amendment, dated October 20, 1993, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;

        7. The Amendment, dated May 12, 1995, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;

        8. The Amendment, dated March 30, 1996, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;


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        9.  The Amendment, dated September 30  1996, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;

       10. The Amendment, dated February 28, 1997, to the License, Approval and Confirmation, dated June 22, 1984, issued by the Minister of Finance and Economy of Korea;

       11. The Response to Inquiry Regarding Korean Tax Treatment of The Korea Fund, Inc., dated November 17, 1993, issued by the Minister of Finance and Economy of Korea;

       12. The Response to Inquiry Regarding Korean Tax Treatment of The Korea Fund, Inc., dated May 23, 1995, issued by the Minister of Finance and Economy of Korea; and

       13. The opinion of Debevoise & Plimpton pertaining to the United States taxation of investment companies such as the Company, dated March 24, 1997.


        In giving this opinion, we have assumed in relation to the documents listed above the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, and we have found nothing to indicate that such assumptions are not fully justified. We have also assumed that the representations and warranties (other than as to matters of Korean law) made by the Company in the Dealer Manager Agreement are true and correct and that the shares of common stock will be duly registered, issued, offered and sold. As to any other matters of fact material to the opinions expressed herein, we have relied upon the statements of officers and other representatives of the Company, the Manager, the Korean Adviser and the appropriate governmental ministries and agencies.

        Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

        1. The information in the Prospectus, to the extent that it relates to Korean taxes, has been reviewed by us and is an accurate description of Korean taxes applicable to the Company and the operation of its business as described in the Prospectus and such information does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In rendering this opinion, we have relied upon the opinion of Debevoise & Plimpton that since the date on which the United States of America - Republic of Korea Income Tax Treaty was signed, the United States has enacted no special measures by reason of which the United States tax imposed on dividend, interest, royalty and capital gains income of investment companies such as the Company is substantially less than the tax imposed by the United States on corporate profits.




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        2.  As for the shareholders of the Company, no Korean withholding tax will in any event be applicable to any payments by the Company to its shareholders and no capital gains tax will be payable with respect to gains on sales of shares of the Company held by (1) individuals who are not Korean nationals nor domiciled in Korea;
            (2) foreign corporations that have no place of business in Korea or
            (3) foreign partnerships, foreign trusts or foreign estates, all of whose partners or beneficiaries, as the case may be, are persons described in Clauses (1), (2) or (3) (all persons described in Clauses (1), (2) or (3) being hereinafter referred to as "Non-Korean Shareholders"). Non-Korean Shareholders will not be subject to income tax or corporate tax with respect to any distributions from the Company or gains on sales of shares of the Company. Except as described in the Prospectus and by us above, under Korean law presently in force, neither the Company nor any Non-Korean Shareholders will be subject to any Korean taxes upon or with respect to the operations or conduct of business by the Company, the income, profits, receipts or gains derived by the Company, the ownership by the Company of stocks and securities of Korean corporations, the ownership of shares of the Company or the receipt of distributions with respect thereto, or otherwise upon or with respect to the contemplated transactions.


        This opinion is subject to the qualification that we have not been responsible for investigating or verifying the accuracy of the facts, or the reasonableness of any statement of opinion, contained in the Prospectus, or that no material facts have been omitted therefrom, other than to the extent that such relates to matters of Korean law, legal conclusions or taxation.

        This opinion is given on the basis that it will be governed by, and be construed and have effect in accordance with, Korean law. This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.



                                     Very truly yours,


                                        [Signature]


                                     Shin & Kim